Exhibit 10.2

                      THIRD AMENDED AND RESTATED TERM NOTE
                               (Gregory A. Pratt)

$2,932,500                       July 14, 1999

      In consideration of the loan (hereinafter referred to as a "Loan"), OAO Technology Solutions, Inc., a Delaware corporation (the "Lender"), has made to Gregory A. Pratt, (the "Borrower"), and for value received, the Borrower hereby promises to pay to the order of the Lender, at the Lender's office located at 7500 Greenway Center Drive, 16th Floor, Greenbelt, MD 20770 or at such other place in the continental United States as the Lender may designate in writing, in lawful money of the United States, and in immediately available funds, the principal sum of $2,932,500 together with all accrued interest thereon.

      The Borrower hereby further promises to pay to the order of the Lender interest on the outstanding principal amount from the date hereof, at a per annum rate equal to 5.82% (the "Loan Rate"). The Borrower shall pay on demand interest on any overdue payment of principal and interest (to the extent legally enforceable) at the Loan Rate plus three percent (3%).

      The unpaid principal balance of this Third Amended and Restated Term Note (the "Note"), together with all accrued and unpaid interest, shall be paid in full on July 14, 2008; provided, however, that the Lender may declare all amounts outstanding under the Note immediately due and payable within ten business days of any date on which Fair Market Value (as defined below) equals or exceeds $3.91, as equitably adjusted for any subsequent stock distribution, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Lender's capital structure.

      For this purpose, "Fair Market Value" will be determined as follows:

            (x) if the Lender's common stock is publicly traded on a national securities exchange or the Nasdaq National Market or Nasdaq SmallCap Market, Fair Market Value will be equal to the mean between the highest and lowest quoted selling prices of the Lender's common stock on the preceding date on that securities exchange, the Nasdaq National Market or the Nasdaq SmallCap Market, or, if there were no trades on that date, on the next preceding date upon which a sale was reported;

            (y) if the Lender's common stock is publicly traded but not principally traded on a national securities exchange or the Nasdaq National Market or Nasdaq SmallCap Market, Fair Market Value will be equal to the mean between the last reported "bid" and "asked" prices of the Lender's common stock on the latest preceding date, as reported in the "pink sheets" or by the National Daily Quotation Bureau or another customary financial reporting service, as applicable and as the Board of Directors of the Lender may determine; or

            (z) if the Lender's common stock is not publicly traded or, if publicly traded, is not subject to reported transactions or "bid" or "asked" quotations as set forth above, Fair Market Value will be determined in good faith by the Board of Directors of the Lender from time to time; provided, however, that the Borrower may dispute the Board's determination of Fair Market Value under this subsection (z) by delivering to the Lender, within five business days of the Borrower's receipt of such determination, a notice setting

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      forth in reasonable detail the Borrower's basis for such a dispute (the
      "Dispute Notice"). If, within ten business days of the Lender's receipt of the Dispute Notice, the Lender and the Borrower are unable to agree on Fair Market Value, the Borrower will have the right to engage an independent appraiser of recognized national standing that is acceptable to the Lender to determine the Fair Market Value. The appraiser will be required to render a written report on its determination, which determination will be final and binding on the Borrower and the Lender. If Fair Market Value as finally determined by the appraiser exceeds Fair Market Value as determined by the Board pursuant to this subsection (z) (the "Board Determination") by 10% or more, then the Lender shall pay for all costs of the appraisal. If, on the other hand, Fair Market Value as finally determined by the appraiser is less than the Board Determination by 10% or more, then the Borrower shall pay for all costs of the appraisal. In all other cases, the Lender and the Borrower shall share equally the fees and expenses of the appraiser.

            If, on the date of determining Fair Market Value, shares of the Lender's common stock have been exchanged for or converted into other securities, then Fair Market Value of such other securities shall be determined on a basis substantially consistent with that set forth immediately above, taking into account any necessary and equitable adjustments as to the number of such securities.

      All payments made on this Note (including, without limitation, prepayments) shall be applied, at the option of the Lender, first to late charges and collection costs, if any, then to accrued interest and then to principal. Interest payable hereunder shall be calculated for actual days elapsed on the basis of a 360-day year. All accrued and unpaid interest shall be due and payable upon maturity of this Note. After maturity or in the event of default, interest shall continue to accrue on this Note at the rate set forth above and shall be payable on demand of the Lender.

      The outstanding principal amount of this Note may be prepaid in whole or in part without any prepayment penalty or premium at any time or from time to time by Borrower upon notice to the Lender; provided, that any prepayment shall be applied first to any interest due to the date of such prepayment on this Note and thereafter shall be applied to the installments of principal hereunder in the inverse order of maturity.

      Notwithstanding anything in this Note, the interest rate charged hereon shall not exceed the maximum rate allowable by applicable law. If any stated interest rate herein exceeds the maximum allowable rate, then the interest rate shall be reduced to the maximum allowable rate, and any excess payment of interest made by Borrower at any time shall be applied to the unpaid balance of any outstanding principal of this Note.

      An event of default hereunder shall consist of:

      (i) a default in the payment by the Borrower to the Lender of principal or interest under this Note as and when the same shall become due and payable; or

      (ii) an event of default under the Second Amended and Restated Pledge Agreement, dated as of October 18, 2001 (the "Pledge Agreement"), made by the Borrower in favor of the Lender; or

      (iii) institution of any proceeding by or against the Borrower under any present or future bankruptcy or insolvency statute or similar law and, if involuntary, if the same are not stayed or dismissed within sixty (60) days, or the Borrower's assignment for the benefit of creditors or the

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appointment of a receiver, trustee, conservator or other judicial representative for the Borrower or the Borrower's property or the Borrower's being adjudicated a bankrupt or insolvent; or

      (iv) the expiration of the thirty (30) day period following the date the Borrower ceases for any reason to remain in the employ of Lender.

      Upon the occurrence of an event of default hereunder, this Note shall automatically without any action or notice by Lender, be accelerated and become immediately due and payable, and Lender shall have all of the rights and remedies provided for herein or otherwise available at law or in equity, all of which remedies shall be cumulative.

      In the event the Borrower sells or otherwise transfers for value any of the collateral pledged by the Borrower under the Pledge Agreement, then any unpaid portion of the principal balance of this Note shall become immediately due and payable, together with all accrued and unpaid interest on that principal portion.

      For purposes of applying the provisions of this Note, the Borrower shall be considered to remain in the Lender's employ for so long as the Borrower renders services to the Lender, any successor entity or one or more of the Lender's fifty (50%) percent or more owned (directly or indirectly) subsidiaries.

      Payment of this Note shall be secured by a pledge of certain collateral with the Lender pursuant to the Pledge Agreement. THE BORROWER, HOWEVER, SHALL REMAIN PERSONALLY LIABLE FOR PAYMENT OF THIS NOTE AND ASSETS OF THE BORROWER, IN ADDITION TO THE COLLATERAL UNDER THE PLEDGE AGREEMENT, MAY BE APPLIED TO THE SATISFACTION OF THE BORROWER'S OBLIGATIONS HEREUNDER.

      Neither the reference to nor the provisions of any agreement or document referred to herein shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal of and interest on this Note as herein provided.

      Any action, suit or proceeding where the amount in controversy as to at least one party, exclusive of interest and costs, exceeds $1,000,000 ("Summary Proceeding"), arising out of or relating to this Agreement, or the breach, termination or validity thereof, shall be litigated exclusively in the Superior Court of the State of Delaware (the "Delaware Superior Court") as a summary proceeding pursuant to Rules 124-131 of the Delaware Superior Court, or any successor rules (the "Summary Proceeding Rules"). Each of the parties hereto hereby irrevocably and unconditionally (i) submits to the jurisdiction of the Delaware Superior Court for any Summary Proceeding, (ii) agrees not to commence any Summary Proceeding except in the Delaware Superior Court, (iii) waives, and agrees not to plead or to make, any objection to the venue of any Summary Proceeding in the Delaware Superior Court, (iv) waives, and agrees not to plead or to make, any claim that any Summary Proceeding brought in the Delaware Superior Court has been brought in an improper or otherwise inconvenient forum,
(v) waives, and agrees not to plead or to make, any claim that the Delaware Superior Court lacks personal jurisdiction over it, (vi) waives its right to remove any Summary Proceeding to the federal courts except where such courts are vested with sole and exclusive jurisdiction by statute and (vii) understands and agrees that it shall not seek a jury trial or punitive damages in any Summary Proceeding based upon or arising out of or otherwise related to this Agreement waives any and all rights to any such jury trial or to seek punitive damages.

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      In the event any action, suit or proceeding where the amount in controversy as to at least one party, exclusive of interest and costs, does not exceed $1,000,000 (a "Proceeding"), arising out of or relating to this Agreement or the breach, termination or validity thereof is brought, the parties to such Proceeding agree to make application to the Delaware Superior Court to proceed under the Summary Proceeding Rules. Until such time as such application is rejected, such Proceeding shall be treated as a Summary Proceeding and all of the foregoing provisions of this Section relating to Summary Proceedings shall apply to such Proceeding.

      If a Summary Proceeding is not available to resolve any dispute hereunder, the controversy or claim shall be settled by arbitration conducted on a confidential basis, under the U.S. Arbitration Act, if applicable, and the then current Commercial Arbitration Rules of the American Arbitration Association (the "Association") strictly in accordance with the terms of this Agreement and the substantive law of the State of Delaware. The arbitration shall be conducted at the Association's regional office located closest to the Lender's principal place of business by a single arbitrator. Judgment upon the arbitrator's award may be entered and enforced in any court of competent jurisdiction. Neither party shall institute a proceeding hereunder unless at least 60 days prior thereto such party shall have given written notice to the other party of its intent to do so.

      Neither party shall be precluded hereby from securing equitable remedies in courts of any jurisdiction, including, but not limited to, temporary restraining orders and preliminary injunctions to protect its rights and interests but shall not be sought as a means to avoid or stay arbitration or Summary Proceedings.

      Each of the parties hereto hereby irrevocably designates and appoints Corporation Service Company (the "Service Agent") with offices on the date hereof at 1013 Centre Road, Wilmington, Delaware 19805, as its agent to receive service of process in any Proceeding or Summary Proceeding. Each of the parties hereto further covenants and agrees that, so long as this Agreement or the Pledge Agreement shall be in effect, each such party shall maintain a duly appointed agent for the service of summonses and other legal processes in the State of Delaware and will notify the other parties hereto of the name and address of such agent if it is no longer the Service Agent.

      The Borrower hereby waives presentment, demand, protest and notice of dishonor and protest, and also waives all other exemptions; and agrees that extension or extensions of the time of payment of this Note or any installment or part thereof may be made before, at or after maturity by agreement by the Lender. Upon default hereunder the Lender shall have the right to offset the amount owed by the Borrower against any amounts owed by the Lender in any capacity to the Borrower, whether or not due, and the Lender shall be deemed to have exercised such right of offset and to have made a charge against any such account or amounts immediately upon the occurrence of an event of default hereunder even though such charge is made or entered on the books of the Lender subsequent thereto. The Borrower shall pay to the Lender, upon demand, all costs and expenses, including, without limitation, attorneys' fees and legal expenses, that may be incurred by the Lender in connection with the enforcement of this Note.

      Notices required to be given hereunder shall be deemed validly given (i) three business days after sent, postage prepaid, by certified mail, return receipt requested, (ii) one business day after sent, charges paid by the sender, by Federal Express Next Day Delivery or other guaranteed delivery service, (iii) when sent by facsimile transmission, or (iv) when delivered by hand:

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                  If to the Lender:         OAO Technology Solutions, Inc.
                                            7500 Greenway Center, 16th Floor
                                            Greenbelt, MD 20770-3522
                                            Attn: Chief Financial Officer

                  If to the Borrower:       Gregory A. Pratt

or to such other address, or in care of such other person, as the holder or the Borrower shall hereafter specify to the other from time to time by due notice.

      That certain Transition Agreement and General and Special Release, entered into by and between the Lender and the Borrower on May 29, 2002 but effective as of April 19, 2002, contains certain terms and conditions that relate to the Borrower's obligations under this Note, including, without limitation, the Borrower's obligation under Section 9(b) of such agreement to use net proceeds of a certain stock exercise and subsequent share disposition to repay amounts outstanding under this Note, even if such repayments would constitute prepayments under this Note.

      Any failure by the Lender to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time. No amendment to or modification of this Note shall be binding upon the Lender unless in writing and signed by it. Any provision hereof found to be illegal, invalid or unenforceable for any reason whatsoever shall not affect the validity, legality or enforceability of the remainder hereof. This Note shall apply to and bind the successors of the Borrower and shall inure to the benefit of the Lender, its successors and assigns.

      This Note shall be governed by and interpreted in accordance with the laws of the State of Delaware.

      This Note amends and restates in its entirety the Second Amended and Restated Term Note made by Borrower in favor of Lender and executed on October 18, 2001, but dated as of July 14, 1999.

      IN WITNESS WHEREOF, the Borrower has duly executed this Third Amended and Restated Term Note on this 29th day of May, 2002, but effective as of the date first written above.

                                                 -----------------------------
                                                 GREGORY A. PRATT

Accepted, Acknowledged and Agreed:

OAO TECHNOLOGY SOLUTIONS, INC.


By:________________________________
     Charles A. Leader
     President and Chief Executive Officer